Exhibit 99.1
Bloom Energy Announces Conversion of 2021 Notes and Will Announce Third Quarter 2020 Financial Results on October 29, 2020

SAN JOSE, Calif., October 8, 2020 – Bloom Energy (NYSE: BE) today announced that it has completed the conversion of its outstanding 10% Convertible Promissory Notes due 2021 and as a result the notes, with a balance of $249 million on June 30, 2020, have been retired. In addition, Bloom Energy has called the outstanding balance of $79 million of its 10% Senior Secured Notes due 2024 and set the redemption date of November 8, 2020 and payoff date of November 9, 2020. The conversion and the subsequent call on the Notes due 2024 is consistent with Bloom Energy’s plans to use the net proceeds from its recent successful Green Convertible Senior Notes offering.

“Today is a significant milestone in our journey to improve our liquidity, reduce our debt and strengthen our balance sheet,” said Greg Cameron, chief financial officer of Bloom Energy. “These efforts provide our company with more flexibility to pursue growth opportunities on our technology roadmap and to bring the applications on our platform into new industrial markets.”

Separately, Bloom Energy announced that it will release its third quarter 2020 financial results on Thursday, October 29, 2020.

Bloom Energy will post its Letter to Shareholders with financial results and management commentary on the Bloom Energy investor relations website at https://investor.bloomenergy.com/ shortly after 1:00 p.m. Pacific Time on October 29, 2020 and will issue a press release outlining Bloom Energy’s key financial results when the posting has been made.

A conference call and live webcast to discuss third quarter results will follow at 2:00 p.m. Pacific Time; 5:00 p.m. Eastern Time on October 29, 2020. To listen to the conference call, dial +1 (833) 520-0063 and enter the passcode: 6975469. International callers should dial +1 (236) 714-2197 and enter the same passcode: 6975469. The live webcast will be available on the Bloom Energy investor relations website at https://investor.bloomenergy.com.

A telephonic replay of the conference call will be available until November 5, 2020, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 6975469.

An archived version of the webcast will be available on the Bloom Energy investor relations website for one year at https://investor.bloomenergy.com/.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. The company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers,

Exhibit 99.1
healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements include, but are not limited to statements regarding the use of net proceeds from its recent Green Convertible Senior Notes offering; and Bloom Energy’s ability to pursue growth opportunities on its technology roadmap and to bring the applications on its platform into new industrial markets. These statements should not be taken as guarantees of results and should not be considered an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including those included in the risk factors section and other sections of Bloom’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and other risks detailed in Bloom’s SEC filings from time to time. Bloom undertakes no obligation to revise or publicly update any forward-looking statements unless if and as required by law.

Investor Relations
Mark Mesler
Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media Relations
Jennifer Duffourg
Bloom Energy
+1 (480) 341-5464
Jennifer.Duffourg@bloomenergy.com